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                                                                  Exhibit (J)(2)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 30 to Registration Statement (Form N-1A, No. 2-93068) of Excelsior Tax-Exempt Funds, Inc. of our reports dated May 24, 2000 on the financial statements and financial highlights included in the 2000 Annual Reports to Shareholders.


                                        /s/ Ernst & Young LLP
                                        -------------------------
                                        Ernst & Young LLP


Boston, Massachusetts
July 24, 2000